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                                                                  EXHIBIT 23.02




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated November 20, 1995 (except for the Subsequent Event - Stock Dividend note, as to which the date is December 12, 1995), in the Registration Statement (Form S-3) and related Prospectus of Consolidated Products, Inc. for the registration of 2,702,500 shares of its Common Stock.



                                                Ernst & Young LLP





Indianapolis, Indiana
June 28, 1996